Exhibit 10.3 Employment Agreement - Delancey

JEFFREY DELANCEY EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of May 15, 2008, between COJAX OIL AND GAS CORPORATION., a Virginia corporation (the "Company") and Jeffrey J. Guzy (the "Executive").

I.

EMPLOYMENT

The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

2.

TERM AND RENEWAL

2.

I Term. The term ("Term") of this Agreement shall commence on the  date of  this agreement (the "Commencement Date") and will terminate three (3) years from the Commencement Date (the "Expiration Date") unless automatically extended for an additional I2-month period pursuant to Section 2.2 hereof or sooner terminated as hereinafter provided (each such period, an "Employment Period").

2.2   Renewal.  Following the expiration of the initial Employment Period and provided that this Agreement has not been terminated by the Executive or the Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the tem1s set forth herein for an additional twelve (12) month period, effective on each anniversary date of the date hereof.

3.

POSITION AND DUTIES

3.1

Position. The Executive hereby agrees to serve as Chief Executive Officer and President of the Company. In addition, for so long as such Executive is elected by the Company's stockholders to serve as a member of the board of directors of the Company (the "Board"), then, for so long as the Executive is an employee of the Company, the Executive hereby agrees to serve as a member of the Board thereof. At the Company's request, the Executive may, at the Executive's discretion, serve the Company and/or its respective subsidiaries and affiliates in other offices and capacities in addition to the foregoing, but shall not be required to do so. In the event that the Executive, during the term of this Agreement, serves in any one or more of the aforementioned capacities, the Executive's compensation shall not be increased beyond that specified in Section 4 of this Agreement. In addition, in the event the Company and the Executive mutually agree that the Executive shall terminate the Executive's service in any one or more of the aforementioned capacities, or the Executive's service in one or more of the aforementioned capacities is terminated, the Executive's compensation, as specified in Section 4 of this Agreement , shall not be diminished or reduced in any manner.

3.2

Duties. The Company agrees that the duties that may be assigned to the Executive shall be the usual and customary duties of the offices of CEO and President.

3.3

Devotion of Time and Effort. Executive shall use Executive's good faith best efforts and judgment in performing Executive's duties as required hereunder and to act in the best interests of the Employers. Executive shall devote such time, attention and energies to the business of the Employers as are reasonably necessary to satisfy Executive's required responsibilities and duties hereunder.

3.4

Other Activities. The Executive may engage in other activities for the Executive's own account while employed hereunder, including without limitation charitable, community and other business

Exhibit 10.3 Employment Agreement - Delancey

activities, provided that such other activities do not materially interfere with the performance of the Executive's duties hereunder.

4.

COMPENSATION AND RELATED MATTERS

4.1

Salary. During the Employment Period, the Company shall pay the Executive an annual salary of$ 150 ,000 when the company is funded and can support this salary. The Company acknowledges that a partial payment may be made to the Executive as the funding occurs. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and an increase in annual salary, if one is so determined by the Board, shall be made on a basis consistent with the standard practices of the Company. An approved bonus plan will be implemented once funding and public reporting is established.

4.2

Incentive Stock Options. Based upon Success Milestones (outlined below) the Executive shall be granted options to purchase shares of the Company's Common Stock at a price of$0.005 (ONE HALF CENT) per option, subject to the provisions of Section 6.4(c), 6.5(c) and 6.7(c), and for so long as Executive is an employee of the Company, such options shall vest and become exercisable over five years, at the execution of this agreement.

The Success Milestone schedule is as follows:

Success Milestones

"

COJAX has the SI approved

"

COJAX becomes a PUBCO with trading symbol

"

Upon raising $2.5M, or greater, in new capital

"

1s t newly drilled, completed well

Options Granted

0.5%

0.5%

1.5%

1.0%

In order for the Executive to be granted the right to purchase these Options, the Executive must be employed by the Company as a Director or an Executive Officer at the time of the Success Milestone. The percentage of common stock equivalents of the Options shall be based upon the number of common shares outstanding at the time of the achievement of the Success Milestone, and not on a fully-diluted basis, nor will it include in its calculation other stock that may be granted conditionally to others based upon other Success Milestone or vesting schedules. The order of the Success Milestones is presented above for illustrative purposes.

Executive shall also have the right to participate in the Company' s Incentive Stock Option Plan once the company is funded and in production. The Board of Directors will determine an adequate incentive plan for the Executive.

1.1

Business Expenses. The Company shall promptly, in accordance with Company policy, reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Company's written policies with respect to business expenses, upon presentation to the Company of written receipts for such expenses.

4.5 Other Benefits. During the Employment Period, the Company shall provide to the Executive such other benefits as the Company may from time to time make available to its other executive employees.

Exhibit 10.3 Employment Agreement - Delancey

4.7 Vacation. The Executive shall be entitled to 4 vacation weeks (business days) in each calendar year, subject to and on a basis consistent with Company policy. In addition, the Executive will be entitled to all Company holidays.

2.

TERMINATION

2.1

Death. The Executive's employment hereunder shall terminate upon his death.

2.2

Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform properly his duties under this Agreement for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (J80) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act..

2.3

Cause. The Company may terminate the Executive for Cause at any time, upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean:

(a)

turpitude;

The Executive's conviction for commission of a felony or a crime involving moral

(b)

The Executive's willful commission of any act of theft, embezzlement or misappropriation against the Company; or

(c)

The Executive's willful and continued failure to substantially perform the Executive's duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness), which failure is not remedied within a reasonable time after written demand for substantial performance is delivered by the Company which specifically identifies the manner in which the Company  believes that the Executive has not substantially performed the Executive's duties.

1.1

Termination without Cause. The Company may terminate this Agreement without Cause at any time, provided that the Company first delivers to the Executive the Company's written election to terminate this Agreement at least ninety (90) days prior to the effective date of termination.

1.2

Executive's Tem1ination for Good Reason. The Executive may terminate this Agreement for Good Reason upon at least ten (10) days prior written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean:

(a)

The Company's material breach of any of its obligations hereunder and either such breach is incurable or, if curable, has not been cured within fifteen (15) days following receipt by the Company of written notice from the Executive of such breach by the Company;

(b)

Any removal of the Executive from one or more of the offices specified in Section 3.1 hereof without Cause and without the Executive's prior written consent; or

(c)

Any material alteration or diminution in the Executive's authority, duties or responsibilities herein without Cause and without the Executive's prior written consent.

1.1

Exhibit 10.3 Employment Agreement - Delancey

Executive's Voluntary Termination. The Executive may, at any time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Company at least ninety (90) days prior to the effective date of termination.

1.2

Change of Control. The Executive may terminate this Agreement, upon at least ten (I 0) days' prior written notice to the Company at any time within two (2) years after a "Change in Control" (as hereinafter defined) of the Company. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

(a)

The individuals constituting the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however , that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

(b)

An acquisition of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of20% or more of the combined voting power of the Company's then outstanding Voting Securities unless such acquisition was approved by a vote of at least one more than a majority of the Incumbent Board; or

(c)

Approval by the stockholders of the Company of:

(i)

A merger , consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding Voting Securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger , consolidation, share exchange or reorganization;

(ii)

A complete liquidation or dissolution of the Company; or

(iii)

An agreement for the sale or other disposition of all or substantially all of the assets of the Company.

1.1

Non-renewal. Either party may terminate this Agreement upon the expiration of any Employment Period, provided that the terminating party gives written notice of such non-renewal to the other party at least ninety (90) days prior to the expiration of such Employment Period.

1.2

Notice of Termination. Any termination of the Executive 's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in

Exhibit 10.3 Employment Agreement - Delancey

this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

1.3

Date of Termination. The effective date of the Executive's termination depends on the type of termination applied. "Date of Termination" shall mean the following:

(a)

If the Executive's employment is terminated by his death, the date of his death;

(b)

If the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5.2 hereof;

(c)

If the Executive's employment is terminated by the Company for Cause pursuant to Section 5.3 hereof, or without Cause by the Company pursuant to Section 5.4 hereof , or if the Executive resigns for Good Reason (pursuant to Section 5.5 hereof) , voluntarily resigns (pursuant to Section 5.6 hereof), or resigns due to a Change of Control (pursuant to Section 5.7 hereof), the date specified in the Notice of Termination;

(d)

If the Executive's employment is terminated pursuant to Section 5.8 hereof, the date this Agreement terminates by its terms.

2.

COMPENSATION UPON TERMINATION

2.1

Death or Disability. If the Executive's employment shall be terminated pursuant to Section 5.1 hereof, the Company shall pay to the Executive's estate his annual salary payable pursuant to Section

4.1 hereof at the most recent annual amount received, or entitled to be received, by the Executive for a period equal to the greater of one (1) year following the Date of Termination or the remainder of the Employment Period as set forth in Section 2 hereof (the "Severance Payment").

5.2

Company's Termination for Cause or Executive's Voluntary Termination. If the Executive's employment shall be terminated for Cause pursuant to Section 5.3 hereof, or in the event of the voluntary termination of this Agreement by the Executive, pursuant to Section 5.6 hereof , the Company shall pay the Executive his salary and any bonus by the Executive for a period equal to the greater of six (6) months following the Date of Termination or the remainder of the Employment Period as set forth in Section 2 hereof(the "Severance Payment").then payable pursuant to Sections 4.1 hereof through the Date of Termination.

5.3

Termination without Cause or Executive's Termination for Good Reason. The Company shall pay the Executive the Severance Payment, as described in Section 6.1 hereof and all stock options to purchase the Company's stock granted to the Executive as of the termination date and which have not vested prior to the termination date shall automatically become immediately exercisable by the Executive on the termination date and shall remain exercisable for a period of five years. The provisions of this paragraph shall constitute an amendment to any existing stock option agreements of the Company as of the Effective Date.

5.4

Change of Control. If the Executive terminates this Agreement within two (2) years after a Change in Control pursuant to Section 5.7 hereof, the Company shall pay the Executive the Severance Payment, as described in Section 6.1 hereof. Additionally, all stock options to purchase the Company's stock granted to the Executive as of the termination date and which have not vested prior to the termination date shall automatically become immediately exercisable by the Executive on the termination date and shall remain exercisable for a period

Exhibit 10.3 Employment Agreement - Delancey

of five years. The provisions of this paragraph shall constitute an amendment to any existing stock option agreements of the Company as of the Effective Date.

5.5

Manner of Payment. Any Severance Payment made pursuant to this Section 6 shall be payable in a one-time payment by the Company, payable within thirty (30) days of the Date of Termination.

5.6

Limitation.

(a)

The foregoing notwithstanding , the total of such Severance Payments, pursuant to Sections 6.1, 6.3, and 6.4 hereof, shall be reduced to the extent that the payment of such amount would cause the Executive's total termination benefits (as determined by the Executive's tax advisor) to constitute an "excess" parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and by reason of such excess parachute payment the Executive would be subject to an excise tax under Section 4999(a) of the Code, but only if the Executive determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceed those calculated without the foregoing restriction.

(b)

The foregoing notwithstanding, no Severance Payment shall be due during any period in which Executive is in violation of any provision of Section 7 below, and any and all unpaid Severance Payments shall be forfeit in the event that Executive is determined by the final and binding ruling of any court of competent jurisdiction to have violated any covenant of Section 7 below.

5.2

No Mitigation Required. The Executive shall not be required in any way to mitigate the amount of any payment provided for in this Section 6, including, but not limited to seeking other employment, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by the Executive as a result of employment with another employer after the tem1ination date of employment, or otherwise.

2.

CONFIDENTIALITY AND NON-SOLICITATJON COVENANTS

2.1

Non-Competition. The Executive agrees that during the Term of this Agreement prior to any termination of his employment hereunder and for a period of two (2) years following the date on which the Executive's employment hereunder is terminated, he will not directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange), partner, or other equity holder with, or as an officer, director or employee of, any other company whose business strategy is competitive with that of the Company, as determined by a majority of the Company's independent directors (a "Competing Business"). It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement.

2.2

Confidentiality. The Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as

Exhibit 10.3 Employment Agreement - Delancey

defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein ; provided, however, that the Executive shall not be obligated to treat as confidential , or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Executive, or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company about the owners, employees, business methods , public relations methods, organization, procedures, property acquisition and development , or finances, including, without limitation , information of or relating to the Company and its affiliates.

2.3

Non-Solicitation. For a period of one (I) year following the date on which the Executive's employment hereunder is terminated, the Executive shall not solicit or induce any of the Company's employees , agents or independent contractors to end their relations hip with the Company, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company.

2.4

Return of Property. The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal Property" includes, without limitation , all electronic devices of the Company used by the Executive, including , without limitation , personal computers , facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints , maps and other documents , or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

2.5

Reasonableness of Restrict ions. Each of sections 7.1, 7.2, and 7.3 set out above is acknowledged by Executive to be reasonable in duration, extent and application and is the minimum protection necessary for the Company in respect of its goodwill, Confidential Information, trade connections and business.

2.6

Limitation on Restrictions. The restrictions set forth in Sections 7.1, 7.2, and 7.3 hereof shall not apply if the Executive's employment is terminated pursuant to Section 5.4, 5.5 or 5.7 hereof or in the event that any form of compensation due Executive pursuant to the provisions of Section 6 is not provided as required when due.

3.

GENERAL PROVISIONS

3.1

Injunctive Relief and Enforcement. The Executive acknowledges that the remedies at law for any breach by him of the provisions of Section 7 hereof may be inadequate and that, therefore, in the event of breach by the Executive of the tern1s of Section 7 hereof, the Company shall be entitled to institute  legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Section 7 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

3.2

Exhibit 10.3 Employment Agreement - Delancey

Notice. For the purposes of this Agreement, notices , demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy , electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

If to Executive:

If to the Company:

Jeffrey Delancey 867 Gates Rd

Columbia, MS 39429

COJAX Oil and Gas Corporation 3030 Wilson Blvd Ste E-605 Arlington, VA 2220 I

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

3.3

Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

3.4

Assignment. This Agreement may not be assigned by the Executive but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

3.5

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

3.6

Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.7

Choice of Law; Venue. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof. By execution and delivery of this Agreement, the parties agree and accept that any legal action or proceeding brought with respect to this Agreement shall be brought in the court of appropriate jurisdiction in and for the County of Fresno, State of California, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

3.8

Indemnification. To the fullest extent permitted under applicable law, the Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities , damages, costs and expenses of any nature whatsoever (collectively , "Damages") directly or indirectly arising out of or relating to the Executive discharging the Executive's duties hereunder on behalf of the Company

Exhibit 10.3 Employment Agreement - Delancey

and/or its respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive's duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

7.11

Attorneys' Fees. If any legal action , arbitration or other proceeding, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, other professionals' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

7.12

Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board.

7.13

Amendments; Waivers. This Agreement may be amended or modified, and any of the terms and covenants may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. Any waiver by any party in any one or more instances of any term or covenant contained in this Agreement shall neither be deemed to be nor construed as a further or continuing waiver of any such term or covenant of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

"Company"

COJAX OIL AND GAS CORPOATION

By: /s/ Jeffrey J. Guzy

Title:   Chairman

/s/ Jeffrey Delancey

"Executive"